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      EXHIBIT 23



                                      CONSENT OF
                               INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statements of Dynatech Corporation on Form S-3 (File Nos. 2-78465, 2-81026, 2-82260, 2-85387, 2-86457, 2-92391, 2-94757, 33-365, 33-2387,
      33-5544, 33-17169, 33-24058 and 33-30610) and on Form S-8 (File Nos.
      2-87779, 33-10465, 33-17243, 33-42427 and 33-50768) of our reports dated May 23, 1994, on our audits of the consolidated financial statements and financial statement schedules of Dynatech Corporation as of March 31, 1994 and 1993 and for each of the years ended March 31, 1994, and 1993 and 1992, which reports have been incorporated by reference or included in this Annual Report on Form 10-K.



      Boston, Massachusetts                     COOPERS & LYBRAND
      June 13, 1994